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                                                       Draft of January 14, 1998


                                   ELDERTRUST

                    (a Maryland real estate investment trust)

                 4,840,000 Common Shares of Beneficial Interest

                           (Par Value $.01 Per Share)

                             U.S. PURCHASE AGREEMENT

                                                                    ___, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
BT ALEX. BROWN INCORPORATED
GOLDMAN, SACHS & CO.
  as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         ElderTrust, a Maryland real estate investment trust (the "Company") and ElderTrust Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BT Alex. Brown Incorporated ("BT Alex. Brown") and Goldman, Sachs & Co. ("Goldman Sachs") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, BT Alex. Brown and Goldman Sachs are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest, par value $.01 per share, of the Company ("Common Shares") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 726,000 additional Common Shares to cover over-allotments, if any. The aforesaid 4,840,000 Common Shares (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 726,000 Common Shares subject to the option described in
Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".


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         It is understood that the Company and the Operating Partnership are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 1,210,000 Common Shares (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, BT Alex. Brown International, a division of Bankers Trust International PLC and Goldman Sachs International are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 181,500 additional Common Shares solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company and the Operating Partnership each understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company and the U.S. Underwriters agree that up to 484,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters and that up to 121,000 shares of the Initial International Securities to be purchased by the International Managers (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

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         The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-11 (No. 333-37451) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated _____, 1998 and preliminary International Prospectus dated ____, 1998, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         At or prior to Closing Time (as hereinafter defined), the Company will complete a series of transactions (the "Formation Transactions") described in the Prospectuses under the caption "Structure and Formation of the Company -- Formation of the Company."


                                       3
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         SECTION 1.        Representations and Warranties.

         (a) Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership each severally represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each U.S. Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-11 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplements thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The historical balance sheet of the Company included in the Registration Statement and the Prospectuses, together with the related notes, presents fairly in accordance with generally accepted accounting principles ("GAAP") the financial position of the Company at the date indicated. The selected historical financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited balance sheet included in the Registration Statement. The unaudited pro forma balance sheet and statements of operations and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma balance sheets and statements of operations and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

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                   (iv) No Material Adverse Change in Business. Since the
         respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, its Subsidiaries (as defined below) and the Initial Investments (as defined in the Registration Statement), considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) no material casualty loss or material condemnation or other material adverse event with respect to any of the Initial Properties has occurred, (C) there have been no transactions entered into by the Company, the Operating Partnership or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and its Subsidiaries considered as one enterprise except in connection with the Formation Transactions, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership with respect to its partnership interests. As used in this Agreement, the term "Subsidiary" as it relates to the Operating Partnership includes ET Capital Corp. as well as any corporation, limited or general partnership, joint venture or other entity through which the Operating Partnership, upon completion of the Formation Transactions, will own an interest, either directly or indirectly, in an Initial Property.

                  (v) Good Standing of the Company. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has full trust power and trust authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the International Purchase Agreement and the Transaction Documents (as hereinafter defined) to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Operating Partnership and its Subsidiaries. The Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. The Operating Partnership and each of its Subsidiaries has been duly formed and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of its state of organization with partnership or corporate power and authority, as the case may be, to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the International Purchase Agreement, if applicable, and all other Transaction Documents to which it is a party. The Operating Partnership and each of its Subsidiaries is duly qualified or registered as a foreign partnership or corporation, as the case may be, and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock or partnership interests, as the case may be, of each such Subsidiary which are described in the Prospectuses as being owned by the Company or the Operating Partnership (directly or through subsidiaries) upon completion of the Formation Transactions, will have been duly authorized and, upon completion of the Formation Transactions, will be validly issued, fully paid and (in the case of corporations) non-assessable and owned by the Company or the Operating Partnership (directly or through subsidiaries) as so described, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except as described in the Prospectus). None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date hereof, ElderTrust Realty Group, Inc. is the sole general partner of the Operating Partnership and, immediately after the Closing Time referred to in
         Section 2(c) hereof, the Company will be the sole general partner of the Operating Partnership and will be the holder of _________ units of partnership interest in the Operating Partnership ("Units"), or approximately __% of the outstanding Units, if the over-allotment option is not exercised at Closing Time. To the extent any portion of the over-allotment option is exercised at Closing Time, the relevant numbers of Units and percentages set forth in this paragraph will be deemed adjusted accordingly. Additionally, to the extent any portion of the over-allotment option is exercised subsequent to Closing Time, the Company will contribute the proceeds from the sale of the Option Securities to the Operating Partnership in exchange for an equivalent number of Units. Upon completion of the Formation Transactions, the Operating Partnership will have no subsidiaries other than the entities through which it will own interests in the Initial Properties or the Initial Investments.

                  (vii) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectuses in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses, pursuant to the Formation Transactions, pursuant to the redemption or exchange of Units or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

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                  (viii) Authorization of Agreement. This Agreement and the
         International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Authorization and Description of Units. The Units to be issued in connection with the Formation Transactions, including, without limitation, the Units to be issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at Closing Time will be validly issued and fully paid. Immediately after Closing Time and not including any Units issued in exchange for proceeds received by the Company in connection with the sale of the Option Securities, ______ Units will be issued and outstanding. The Units have been and will be offered and sold at or prior to Closing Time in compliance with all applicable laws (including, without limitation, federal and state securities laws) and the issuance and sale of such Units in the Formation Transactions will be exempt from the registration requirements of the 1933 Act pursuant to Section 4(2) thereof. The terms of the Units conform to all statements and descriptions related thereto contained in the Prospectuses.

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                  (xi) Absence of Defaults and Conflicts. Upon completion of the
         Formation Transactions, none of the Company, the Operating Partnership or any of its Subsidiaries will be in violation of its declaration of trust, charter, by-laws, partnership agreement, certificate of limited partnership or other governing document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the Initial Properties or any other property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, the "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities, the consummation of the Formation Transactions, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by each of the Company and the Operating Partnership with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Initial Properties or any other property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust, charter, by-laws, partnership agreement, certificate of limited partnership or other governing document, as the case may be, of the Company, the Operating Partnership or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

                  (xii) Transaction Documents. Each of the documents relating to the Formation Transactions (the "Transaction Documents") to which the Company, the Operating Partnership or any of its Subsidiaries or any person or entity contributing interests in an Initial Property or Subsidiary to the Company or the Operating Partnership in the Formation Transactions (each such person or entity, an "Original Owner") has been duly authorized, executed and delivered by such party and constitutes the binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

                  (xiii) REIT Qualification. Commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code.

                  (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which, may reasonably be expected to result in a Material Adverse Effect.

                  (xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary or any of the Initial Properties, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder or the consummation of the Formation Transactions; the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xvii) Possession of Intellectual Property. The Company, the Operating Partnership and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct their business as described in the Registration Statement, and none of the Company, the Operating Partnership or its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by either the Company or the Operating Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (xix) Possession of Licenses and Permits. Upon completion of the formation Transactions, each of the Company, the Operating Partnership and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations, if any (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business to be conducted by it, except where the failure to possess any such Governmental License would not have a Material Adverse Effect; the Company, the Operating Partnership and its Subsidiaries will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor the Operating Partnership nor any of its Subsidiaries will have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xx) Title to, Description of and Compliance of Properties.
         (a) Upon completion of the Formation Transactions, the Operating Partnership or a Subsidiary thereof will hold good and marketable title to all items of real property described in the Prospectuses as being owned by such entity, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectuses or which are not material in amount;
         (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the Properties or other assets of the Company, the Operating Partnership or any Subsidiary thereof which are required to be disclosed in the Prospectuses are disclosed therein; (c) none of the Company, the Operating Partnership or any of its Subsidiaries, or, to the best of the knowledge of the Company and the Operating Partnership, any lessee under a lease relating to any of the Initial Properties, is in default under any of the leases relating to the Initial Properties and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not result in a Material Adverse Effect; (d) each of the Initial Properties is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate result in a Material Adverse Effect; and (e) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect adversely the size of, use of, improvements on, construction on, or access to the Initial Properties, except such proceedings or actions that would not result in a Material Adverse Effect.

                  (xxi) Mortgages on Initial Properties. Except as otherwise described in the Prospectuses, immediately following the application of the proceeds of the Offering in the manner set forth in the Prospectuses, the mortgages and deeds of trust encumbering the Initial Properties and assets described in the Prospectuses will not be convertible into an equity ownership interest and neither the Company, the Operating Partnership, any of its Subsidiaries, any Original Owner nor any person related to or affiliated with the Company, the Operating Partnership, any of its Subsidiaries, or any Original Owner will hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned by the Company, the Operating Partnership or any of its Subsidiaries.

                  (xxii) Title Insurance. Except as otherwise described in the Prospectuses, upon completion of the Formation Transactions, the Operating Partnership or a subsidiary thereof will have title insurance on all properties and assets described in the Prospectuses as owned by the Operating Partnership or a Subsidiary thereof, as the case may be, in an amount at least equal to the greater of (a) the cost of acquisition of such property or assets and (b) the cost of construction of the improvements located on such properties.

                  (xxiii) Investment Company Act. Neither the Company, the Operating Partnership nor any of its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxiv) Environmental Laws. Except as disclosed in the Phase I environmental reports and associated materials previously delivered to the U.S. Underwriters or their counsel, each of the Company and the Operating Partnership has no knowledge of (a) the unlawful presence of any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, including, without limitation, (i) any substance, material or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substance" or other similar terms as defined or used in any Environmental Law (as defined below) (collectively, "Hazardous Materials"), (ii) any petroleum products, asbestos, polychlorinated biphenyls, lead-based paint, flammable explosives or radioactive materials, and (iii) any additional substances or material which are now hazardous or toxic substances under any Environmental Law relating to the Properties or of (b) any spill, release, discharge or disposal of Hazardous Material that have occurred or are presently occurring at, from or onto any of the Properties or any other property in which the Operating Partnership or any of its Subsidiaries will have an ownership interest upon completion of the Formation Transactions or any properties near or adjacent to the Properties, which presence or occurrence would result in a Material Adverse Effect. In connection with the construction on or operation and use of the Initial Properties or any other property in which the Operating Partnership or any of its Subsidiaries will have an ownership interest upon completion of the Formation Transactions, the Company and the Operating Partnership represent that, except as disclosed in the Phase I environmental reports and associated materials previously delivered to the U.S. Underwriters or their counsel, as of the date of this Agreement, (a) each of the Company and the Operating Partnership has no knowledge of any material failure to comply with any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") that would result in a Material Adverse Effect; (b) the Company, the Operating Partnership and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements;
         (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of its Subsidiaries; and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxv) Registration Rights. Except as set forth in the Prospectuses under "Shares Available for Future Sale -- Registration Rights," there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxvi) Option Properties. At Closing Time, the agreements pursuant to which the Operating Partnership will have the option and/or right of first refusal to purchase certain properties (or interests therein) listed on Schedule D annexed hereto that are not being acquired by the Operating Partnership pursuant to the Formation Transactions, will have been duly and validly authorized, executed and delivered by the parties thereto and will be valid and binding agreements, enforceable in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally and to general equitable principles.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

         SECTION 2.        Sale and Delivery to U.S. Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 726,000 shares of Common Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C., or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Each of the U.S. Representatives, individually and not as representatives of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with each U.S. Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectuses included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect the listing of the Common Shares (including the Securities) on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of 12 months from the date of the Prospectuses, neither the Company nor the Operating Partnership will, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any Units or any securities convertible into or exercisable or exchangeable for Common Shares or Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares or Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (C) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (D) any Common Shares issued as part of the Formation Transactions as described in the Prospectuses.

                  (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                  (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                  (m) Compliance with Rule 463. The Company will comply with the requirements of Rule 463 of the 1933 Act Regulations.

                  (n) REIT Qualification. The Company will use its best efforts to meet the requirements to qualify, commencing with the tax year ending December 31, 1998, as a "real estate investment trust" under the Code.

         SECTION 4. Covenants of the U.S. Underwriters. The U.S. Underwriters each severally covenants with the Company that at no time shall either (x) such U.S. Underwriter or (y) any Person who would Constructively Own Shares owned by such U.S. Underwriter Constructively Own, concurrently, 10% or more of the outstanding securities of any class or series of (i) the Company and any tenant or lessee of the Company (which, as of the Effective Date, includes, but is not limited to, Genesis Health Ventures, Inc., Crozer-Genesis ElderCare Limited Partnership, Senior Life Choice, LLC and the Age Institute of Florida or subsidiaries of any of the above), and (ii) the Company and any Person that would be considered to Constructively Own or Beneficially Own 10% or more of any tenant or lessee of the Company (which, as of the Effective Date, includes, but is not limited to, Genesis Health Ventures, Inc.). As used in this Section 4, the terms "Person", "Beneficially Own," "Constructively Own" and "Effective Date" shall have the meanings ascribed to such terms in the Company's Amended and Restated Declaration of Trust.

         SECTION 5. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to eligible employees and others having a business relationship with the Company.

         (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         SECTION 6. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer of the Company, the Operating Partnership or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinions of Counsel for the Company and the Operating Partnership. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters, to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and to such further effect as counsel to the U.S. Underwriters may reasonably request.

                  (c) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses (i), (vii), (viii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (x) through (xii), inclusive, (xiv), (xvi) (solely as to the information in the Prospectus under "Shares of Beneficial Interest--Common Shares") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, its Subsidiaries and the Initial Investments considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and of the general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and the Operating Partnership have in all material respects complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (f) Bring-down Comfort Letter. At Closing Time, the U.S. Representatives shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

                  (j) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                  (k) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in
         Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership or any subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and of the general partner of the Operating Partnership confirming that the certificates delivered at the Closing Time pursuant to Section 6(d) hereof remain true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for the Company and the Operating Partnership. The favorable opinion of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(b) hereof.

                  (iii) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Brown & Wood LLP, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 6(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

         SECTION 7.        Indemnification.

         (a) Indemnification of U.S. Underwriters. The Company and the Operating Partnership jointly and severally hereby agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in Canada or in connection with the reservation and sale of the Reserved Securities to eligible employees and others having a business relationship with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 7(a)(ii)(A) hereof; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                  (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 7(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) or
(B) the fact that such U.S. Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the U.S. Prospectus or of the U.S. Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such U.S. Underwriter and the loss, claim, damage or liability of such U.S. Underwriter results from an untrue statement or omission of a material fact contained in any preliminary prospectus or U.S. Prospectus (or any amendment or supplement thereto), which was corrected in the U.S. Prospectus or in the U.S. Prospectus as then amended or supplemented and delivery would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) Indemnification of Company, the Operating Partnership, Trustees, Trustee Nominees and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its trustees, trustee nominees named in the Registration Statement, each of its officers who signed the Registration Statement, the Operating Partnership, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership acknowledge that the statements set forth in the last paragraph of the cover page and in paragraphs 4,5,8,9 and 15 under the caption "Underwriting" in the Prospectuses constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, a related preliminary prospectus or the Prospectuses or in any amendment thereof or supplement thereto, as the case may be.

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company and the Operating Partnership agree, promptly upon a request in writing to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 7(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Operating Partnership on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

         The relative fault of the Company and the Operating Partnership on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 7(a)(ii)(A) hereof.

         The Company and the Operating Partnership and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each trustee of the Company, each trustee nominee of the Company named in the Registration Statement, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Operating Partnership, respectively. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint. For purposes of this Section 8, the Company, the Operating Partnership and its subsidiaries shall be deemed one party jointly and severally liable for any obligations hereunder.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Operating Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 10.       Termination of Agreement.

         (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, its Subsidiaries and the Initial Investments considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the International financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or International political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         SECTION 11. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Mr. Michael F. Profenius, Managing Director; and notices to the Company or the Operating Partnership shall be directed to the Company at 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania 19348, attention of Edward B. Romanov, Jr., President and Chief Executive Officer.

         SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustee and trustee nominees referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and the Operating Partnership and their respective successors, and said controlling persons and officers, trustee and trustee nominees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                Very truly yours,

                                   ElderTrust


                                    By_________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    ElderTrust Operating Limited Partnership

                                    By: ElderTrust
                                         (its general partner)


                                    By_________________________________
                                    Name:______________________________
                                    Title:_____________________________


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
BT ALEX. BROWN INCORPORATED
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By____________________________________________
               Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A


         Name of U.S. Underwriter                                  Number of
                                                                  Initial U.S
                                                                   Securities
                                                                 --------------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated...........................
BT Alex. Brown Incorporated ...........................
Goldman, Sachs & Co.. .................................



                                                                   -----------

Total..................................................             4,840,000
                                                                    =========




                                     Sch A-1

                                   SCHEDULE B

                                   ELDERTRUST

                 4,840,000 Common Shares of Beneficial Interest

                           (Par Value $.01 Per Share)




                  1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $o.

                  2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $o, being an amount equal to the initial public offering price set forth above less $o per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.


                                    Sch B-1

                                   SCHEDULE C

                                Michael R. Walker
                             Edward B. Romavov, Jr.
                              D. Lee McCreary, Jr.



                                    Sch C-1

                                   SCHEDULE D


                           [List of Option Properties]




                                    Sch D-1

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)1


                  (i) The Company was formed, and is validly existing and in good standing as of the date of the certificate specified in such opinion, under Title 8 of the Maryland Corporations and Associations Code Ann.

                  (ii) The Operating Partnership is a limited partnership formed and validly existing existing and in good standing as of the date of the certificate specified in such opinion, under the laws of the State of Delaware.

                  (iii) Each subsidiary was incorporated or formed, as the case may be, and is validly existing and in good standing as of the date of the certificate specified in such opinion, under the laws of the jurisdiction of its incorporation or formation.2

                  (iv) Each of the Company, the Operating Partnership and its Subsidiaries has trust, corporate or partnership power, as the case may be, and trust, corporate or partnership authority, as the case may be, under its declaration of trust, charter or partnership agreement, as the case may be, and under the laws of the jurisdiction of its formation or incorporation to own, lease and operate its current properties and to conduct its business as described in the Prospectuses and, in the case of each of the Company and the Operating Partnership, to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

                  (v) The Company, the Operating Partnership and its Subsidiaries are authorized to transact business as foreign corporations or are registered as foreign limited partnerships, as the case my be, under the laws of the States, and as of the respective dates of the certificates, specified in such opinion.

                  (vi) The authorized, issued and outstanding Common Shares of the Company, as of September 30, 1997, was set forth under the caption "Capitalization" in the Prospectuses. All Common Shares of the Company shown as issued and outstanding under said caption are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company's Board of Trustees authorizing issuance thereof, are validly issued, fully paid and non-assessable. None of the outstanding Common Shares of the Company was issued in violation of any statutory preemptive right under Title 8 of the Maryland Corporations and Associations Code Ann. or, to our knowledge, any contractual right of any securityholder of the Company to subscribe for any of the Common Shares.
----------------
          1 As used herein, the term "Subsidiaries" shall mean only those Subsidiaries formed by the Operating Partnership.

          2 Opinions with respect to "good standing" of limited partnerships will be provided only if the applicable certificates refer to their "good standing."

                 (vii) When issued in accordance with the provisions of the U.S. Purchase Agreement and the International Purchase Agreement, the Securities will be validly issued, fully paid and non-assessable and no holder of the Securities will be subject to personal liability under Title 8 of the Maryland Corporations and Associations Code Ann. by reason of being such holder.

                  (viii) No holder of outstanding Common Shares of the Company has any statutory preemptive right under Title 8 of the Maryland Corporations and Associations Code Ann. or, to our knowledge, any contractual right to subscribe for any of the Securities.

                  (ix) The Units to be issued in connection with the Formation Transactions, including, without limitation, the Units to be issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at Closing Time, assuming the receipt of the consideration therefor as provided in resolutions authorizing the issuance thereof, will be validly issued and fully paid. Immediately after Closing Time and not including any Units issued in exchange for proceeds received by the Company in connection with the sale of the Option Securities, ______ Units will be issued and outstanding. The issuance and sale of such Units in the Formation Transactions is not required to be registered under the 1933 Act. The Units conform in all material respects to the description thereof contained under the caption "Partnership Agreement" in the Prospectuses.

                  (x) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of each of the Company and the Operating Partnership.

                  (xi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are threatened by the Commission.

                  (xii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (xiii) The form of certificate used to evidence the Common Shares complies in all material respects with any applicable requirements of Title 8 of the Maryland Corporations and Associations Code Ann. and the Amended and Restated Declaration of Trust and Bylaws of the Company and the rules and regulations of the New York Stock Exchange, Inc.

                  (xiv) The information in the Prospectuses under the captions "Shares of Beneficial Interest," "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws" and "Shares Available for Future Sale," to the extent that it constitutes matters of law, summaries of certain provisions of the Company's Amended and Restated Declaration of Trust and Bylaws or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (xv) The execution, delivery and performance as of the date hereof by the Company and the Operating Partnership of the U.S. Purchase Agreement and the International Purchase Agreement do not (i) violate Title 8 of the Maryland Corporations and Associations Code Ann., the Delaware Revised Uniform Limited Partnership Act, as amended, the Amended and Restated Declaration of Trust or Bylaws of the Company or the Limited Partnership Agreement of the Operating Partnership, (ii) to our knowledge, violate any applicable law, rule, regulation, order, judgment or decree of any Maryland or Delaware governmental agency or court or (iii) breach or constitute a default under any agreement or contract filed as an exhibit to the Registration Statement.

                  (xvi) No approval or consent of, or registration or filing with, any Maryland or Delaware governmental agency is required to be obtained or made by the Company or the Operating Partnership in connection with the execution, delivery and performance as of the date hereof by the Company and the Operating Partnership of the U.S. Purchase Agreement and the International Purchase Agreement.

                  (xvii) The Limited Partnership Agreement of the Operating Partnership has been duly executed and delivered on behalf of ElderTrust Realty Group, Inc., as general partner of the Operating Partnership, and constitutes a valid and binding obligation of the Operating Partnership, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law).

                  (xviii) The Registration Rights Agreement has been duly executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law).

                  (xix) To our knowledge, except as set forth under the caption "Shares Available for Future Sale--Registration Rights" in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xx) The Company is not an "investment company," as such term is defined in the 1940 Act.

         The opinion expressed in paragraphs (xvii) and (xviii) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraphs (xvii) and (xviii) above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

         During the course of the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or the Prospectuses, we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement that no facts have come to our attention which cause us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectuses, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial data included in or omitted from the Registration Statement or the Prospectuses.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership, the Subsidiaries and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B


                    FORM OF TAX OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (i) The information in the Prospectuses under "Federal Income Tax Consequences", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

         (ii) Commencing with the Company's taxable year ending December 31, 1998, and assuming that the actions contemplated in the Prospectuses are completed in a timely fashion, the Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

[Form of lock-up from directors and trustees pursuant to Section 5(i)]

                                                                       Exhibit C





                                                      ____________ , 1998





MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
BT ALEX. BROWN INCORPORATED
GOLDMAN, SACHS & CO.
   as U.S. Representatives of the several
   U.S. Underwriters to be named in the
   within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:      Proposed Public Offering by ElderTrust
                  ---------------------------------------
Dear Sirs:

         The undersigned, an officer and/or trustee of ElderTrust, a Maryland real estate investment trust (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BT Alex. Brown Incorporated and Goldman, Sachs & Co. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company and ElderTrust Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership") providing for the public offering of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 12 months from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or any units of partnership interest in the Operating Partnership ("Units") or any securities convertible into or exchangeable or exercisable for Common Shares or Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares or Units, whether any such swap or transaction is to be settled by delivery of Common Shares or Units or other securities, in cash or otherwise.

                                       Very truly yours,



                                       Signature:___________________________

                                       Print Name:__________________________

                                                                         Annex A

         [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)]

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations

                    (i) in our opinion, the audited financial statements and the related financial statement schedule included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

                   (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company, a reading of the minute books of the Company, inquiries of certain officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                           (A) at a specified date not more than five days prior
                       to the date of this Agreement, there was any change in the shares of beneficial interest of the Company or any decrease in the net assets of the Company or any increase in the debt of the Company, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                           (B) for the period from _________, 1997 to a
                       specified date not more than five days prior to the date of this Agreement, there was any decrease in revenues or net income of the Company, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

                  (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Information included in the Registration Statement (the "Selected Financial Information"), nothing came to our attention that caused us to believe that the Selected Financial Information do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act or that the amounts included in the Selected Financial Information are not in agreement with the corresponding amounts in the audited financial statements for the respective periods;



                                    Annex A-1

                   (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

                    (v) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Information, nothing came to our attention that caused us to believe that the unaudited operating data, balance sheet data and other data set forth in the Selected Financial Information do not agree with the amounts set forth in the unaudited financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements;

                   (vi) we are unable to and do not express any opinion on the pro forma financial information (the "Pro Forma Information") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Information; however, for purposes of this letter we have:

                                    (A)     read the Pro Forma Information;

                                    (B) performed [an audit] [a review in
                           accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

                                    (C) made inquiries of certain officials of
                           the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Information complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                                    (D) proved the arithmetic accuracy of the
                           application of the pro forma adjustments to the historical amounts in the Pro Forma Information; and

         on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Information included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                  (vii) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.



                                    Annex A-2